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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "EXPERTS" in the Registration Statement (Form S-3) and related Prospectus of The Lincoln Electric Company for the registration of its Class A Common Shares and to the incorporation by reference therein of our report dated March 3, 1995, with respect to the consolidated financial statements and schedule of The Lincoln Electric Company and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                            ERNST & YOUNG LLP

Cleveland, Ohio
April 27, 1995